Moores Rowland Audit s.r.o. Oiskupsky Dvur 2095/8 11000 Praguel Czech Republic

Telephone: +420 221 722 445
Facsimile: +420 221 722 446
E-mail: postmaster@mri-
WWW: http://wwwmri-ljCZ

September 23, 2005

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario, Canada

Dear Sirs,

We hereby consent to the incorporaton in this Registration Statement on Form F-3 of our report dated August 12, 2005, appearing in Astris Energi Inc.‘s Report on Form 6-K/A filed on August 29, 2005.

Yours very truly,

On behalf of Moores Rowland Audit s.r.o.

/s/ Martin Levey	/s/ Lenka Bukova
Martin Levey	Lenka Bukova

A member of Moores Rowland International an association of Independant accounting forms throughout the world.